EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256091) and Form S‑8 (Nos. 333-261407, 333-256089, 333-231623, 333-219192 and 333-193867) of PROS Holdings, Inc. of our report dated February 18, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 18, 2022